ADVANCED EMISSIONS SOLUTIONS FILES 2015 ANNUAL REPORT ON FORM 10-K
Company current on financials and begins process for NASDAQ relisting; will host conference call on April 20th to discuss financials and go forward strategic direction
HIGHLANDS RANCH, Colorado, April 19, 2016 - Advanced Emissions Solutions, Inc. (OTC:ADES) (the “Company” or “ADES”) today announced the filing of its Annual Report on Form 10-K for the period ended December 31, 2015 (the “2015 Form 10-K”) with the Securities and Exchange Commission, which discusses its financial results for the fiscal year 2015 including the contribution of its joint-venture partnerships, Clean Coal Solutions, LLC (“CCS”) and Clean Coal Solutions Services, LLC, of which ADES owns 42.5% and 50%, respectively. For additional information with regard to the Company’s financial results and disclosures, please see the 2015 Form 10-K which can be found on the Company’s website.
CCS Key 2015 Accomplishments

•	CCS’s net income increased from $68 million in 2014 to $87 million in 2015 (28% increase)

•	CCS increased the generation of specified tax credits by 66% for the CCS owners’ accounts from $47 million to $78 million

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Lease payments made by tax-equity investors remained consistent in 2015 at $3-to-$4 per ton; however, distributions were lower as capital was strategically used to 1) generate tax credits on five retained refined coal (“RC”) facilities, 2) install eight additional RC facilities, and 3) fund working capital needs to assure adequate supplies of key chemical additives for future operations

•	CCS increased production of RC by 35% and the number of installed RC facilities by 38%

•	Expanded market coverage through new broker network in mid-2015 and built a more robust and sustainable sales approach to attract new tax-equity investors

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Expects at least $650 million in tax equity investor payments between 2016 and 2021 based exclusively on the 12 RC leased facilities in place today and assuming no modifications of contracts, non-renewals or early terminations

ADES Key 2015 Accomplishments

•	Completed delivery of 41 equipment systems recognizing revenues of $59 million and mitigating potential financial exposure to warranty and other performance obligations

•	Completed closure of its McKeesport, PA fabrication facility to better focus its Emissions Control product offerings

•	Eliminated or tabled speculative R&D investments and expenditures such as Clearview Analytics, liquefied natural gas flaring capture, and post-combustion CO2 capture

•	Developed a more efficient and effective organization in key functional areas, such as accounting, compliance and sales

•	Implemented a cost containment strategy including headcount reductions in 2015 and announced new initiatives this month to reduce costs further in 2016

•	Current on filing its financial statements and expects to file its first quarter 2016 Form 10-Q on time on May 10, 2016

•	Began process for re-listing on The Nasdaq Stock Market LLC (“NASDAQ”) Capital Market tier

L. Heath Sampson, President and CEO of ADES commented, “We are excited to announce the closure of our financial statement review process through the filing of our fiscal year 2015 financial statements today. The lack of financial transparency has been a major overhang on our stock, which has limited access to capital and has resulted in significant non-recurring expenses associated with the restatement process. While this process has been complex and time consuming, we remained focused on transforming our business throughout 2015. We executed against a number of our key objectives during the year, which positions the Company for incremental success over the next few years. Specifically, during fiscal 2015, we 1) realigned our organization and management team, 2) modified our sales process and built out a new broker network to help support and accelerate discussions with tax-equity investors for our refined coal business, 3) streamlined and better focused our Emissions Control business to drive greater revenue moving forward, and 4) began the process of eliminating unnecessary cash burn so we can significantly reduce our cost structure in 2016. We have already started the process of relisting on NASDAQ and look forward to further executing our business transformation in 2016.”
Webcast Information
The Company has scheduled a conference call at 9:00AM Eastern Standard Time on Wednesday, April 20, 2016. The conference call will be webcast live via the Investor Information section of ADES's website at www.advancedemissionssolutions.com. Interested parties may also participate in the call by dialing (877) 709-8150 (Domestic) or (201) 689-8354 (International). A supplemental investor presentation will be available on the Company's investor relations website prior to the start of the conference call. A replay will be available for 30 days after the conclusion of the call and can be accessed through the Company’s website.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) is a wholly-owned subsidiary of Advanced Emissions Solutions, Inc. (“ADES”) that provides emissions control solutions for coal-fired power generation and industrial boiler industries. With more than 25 years of experience developing advanced mercury control solutions, ADA delivers proprietary environmental technologies, equipment and specialty chemicals that enable coal-fueled boilers to meet emissions regulations. These solutions enhance existing air pollution control equipment, maximizing capacity and improving operating efficiencies. Our track record includes securing more than 30 US patents for emissions control technology and systems and selling the most activated carbon injection systems for power plant mercury control in North America. For more information on ADA, its products and services, visit www.adaes.com or the ADA Blog (http://blog.adaes.com/).

Clean Coal Solutions, LLC (“CCS”) is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

Caution on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the anticipated success of CCS’s new broker network and ability to attract tax-equity investors, CCS’s expected cash flow, our ability to mitigate potential financial exposure and increase revenue in the Emissions Control business, the results of our cost containment initiatives and restructuring efforts, our ability to timely file financial statements in the future, our ability to be relisted on NASDAQ and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to changes in laws, regulations and IRS interpretations or guidance; economic conditions and market demand; failure of the RC facilities to produce coal that qualifies for tax credits; decreases in the production of RC; availability, cost of and demand for alternative tax credit vehicles and other technologies; seasonality; the requirements of the Securities and Exchange Commission (“SEC”) and NASDAQ; the preparation and audit of our financial statements for the quarter ended March 31, 2016 or future periods may take longer than expected and other factors discussed in greater detail in our filings with SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Contact:
Alpha IR Group
Nick Hughes or Chris Hodges
312-445-2870
ADES@alpha-ir.com